Dividend Capital Diversified Property Fund Inc. 8-K
Exhibit 99.2

DIVIDEND CAPITAL
DIVERSIFIED PROPERTY FUND™

FOURTH QUARTER 2016

PORTFOLIO PERFORMANCE & OPERATIONAL REVIEW

DECEMBER 31, 2016

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
Statements included in this portfolio performance and review package that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance or assumptions or forecasts related thereto) are forward looking statements. These statements are only predictions. We caution that forward looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward looking statements. Forward looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.
The forward looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to: the continuing impact of high unemployment and the slow economic recovery, which is having and may continue to have a negative effect on the following, among other things, the fundamentals of our business, including overall market demand and occupancy, tenant space utilization, and rental rates; the value of our real estate assets, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by our properties or on an unsecured basis; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); our ability to effectively raise and deploy proceeds from our equity offerings; risks associated with the availability and terms of debt and equity financing and refinancing and the use of debt to fund acquisitions and developments, including the risk associated with interest rates impacting the cost and/or availability of financing and refinancing; the business opportunities that may be presented to and pursued by us; changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts); changes in accounting principles, policies and guidelines applicable to real estate investment trusts; environmental, regulatory and/or safety requirements; and the availability and cost of comprehensive insurance, including coverage for terrorist acts and earthquakes. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward looking statements after the date of this supplemental package, whether as a result of new information, future events, changed circumstances or any other reason. You should review the risk factors contained in Part I, Item 1A of our 2016 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 3, 2017, and in our subsequent quarterly reports.
Please see the section titled “Definitions” at the end of this portfolio performance and review package for definitions of terms used herein.

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PERFORMANCE
Dividend Capital Diversified Property Fund Inc. is a daily NAV-based REIT and has invested in a diverse portfolio of real property and real estate related investments. As used herein, “the Portfolio,” “we,” “our” and “us” refer to Dividend Capital Diversified Property Fund Inc. and its consolidated subsidiaries and partnerships except where the context otherwise requires.
Quarter Highlights

•	Total return of 2.46% for the quarter; 6.35% for the last 12 months.

•	Repaid two senior mortgage notes for $44.2 million with a weighted average interest rate of 5.5% and amended our credit facility to increase our term loan borrowing capacity by $125.0 million.

•	Sold one building from a multi-building grocery-anchored retail property located in the Greater Boston area for $6.2 million.

•	Percentage leased of 91.2% as of December 31, 2016 (if weighted by the fair value of each segment, our portfolio was 93.9% leased as of December 31, 2016).

•	Paid weighted-average distribution of $0.0892/share.

Shareholder Returns (before class specific expenses)						Key Statistics
	Q4 2016	Year-to-Date	1-Year	3-Year	Since Inception (9/30/12) - Annualized(5)		As of December 31, 2016
						Fair Value(1) of Investments	$2,282.2 million
						Number of Real Properties	55
						Number of Real Property Markets	20
						Total Square Feet	9.0 million
Distribution returns(3)(4)	1.21%	4.98%	4.98%	5.12%	5.19%	Number of Tenants	approximately 520
Net change in NAV, per share(4)	1.25%	1.37%	1.37%	2.98%	3.13%	Percentage Leased	91.2%
Total return(4)(5)	2.46%	6.35%	6.35%	8.10%	8.32%	Debt to Fair Value of Investments	45.9%

(1)
As determined in accordance with our Valuation Procedures, filed as Exhibit 99.1 to our 2016 Annual Report on Form 10-K. See a discussion of some of the differences between the definition of "fair value" of our real estate assets as used in our Valuation Procedures and in this document versus GAAP values in the section titled "Definitions" beginning on page 25. For a description of key assumptions used in calculating the value of our real properties as of December 31, 2016, please refer to “Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities" in Part II, Item 5 of our 2016 Annual Report on Form 10-K.

(2)	Any market for which we do not show a corresponding percentage of our total fair value comprises 1% or less of the total fair value of our real property portfolio.

(3)
Represents the compounded return realized from reinvested distributions before class specific expenses. We pay our dealer manager (1) a dealer manager fee equal to 1/365th of 0.60% of our NAV per share for Class A shares and Class W shares for each day, (2) a dealer manager fee equal to 1/365th of 0.10% of our NAV per share for Class I shares for each day and (3) for Class A shares only, a distribution fee equal to 1/365th of 0.50% of our NAV per share for Class A shares for each day.

(4)
Excludes the impact of up-front commissions paid with respect to certain Class A shares. We pay selling commissions on Class A shares sold in the primary offering of up to 3.0% of the public offering price per share, which may be higher or lower due to rounding. Selling commissions may be reduced or eliminated to or for the account of certain categories of purchasers.

(5)
Total return represents the compound annual rate of return assuming reinvestment of all dividend distributions. Past performance is not a guarantee of future results. Q4 2012 represents the first full quarter for which we have complete NAV return data. As such, we use 9/30/12 as “inception” for the purpose of calculating cumulative returns since inception.

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FINANCIAL HIGHLIGHTS
Amounts in thousands, except per share information and percentages.

	As of or For the Three Months Ended					As of or For Year Ended
Selected Operating Data (as adjusted) (1)	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Total revenues	$53,956	$53,493	$52,939	$55,782	$56,298	$216,170	$225,200
Gain on sale of real property	2,165	2,095	—	41,400	984	45,660	134,218
Net income	3,357	3,318	135	48,238	776	55,048	131,659
Net income per share	$0.02	$0.02	$0.00	$0.27	$0.00	$0.31	$0.70
Weighted average number of common shares outstanding - basic	154,807	158,688	161,209	163,954	166,352	159,648	175,938
Weighted average number of common shares outstanding - diluted	166,942	170,952	173,669	176,690	179,203	172,046	188,789
Portfolio Statistics
Operating properties	55	55	58	57	60	55	60
Square feet	8,971	8,988	9,333	9,253	10,133	8,971	10,133
Percentage leased at end of period	91.2%	91.5%	90.2%	90.2%	90.1%	91.2%	90.1%
Non-GAAP Supplemental Financial Measures
Real property net operating income ("NOI") (2)	36,523	36,821	37,070	39,226	38,793	149,640	158,688
Funds from Operations ("FFO") per share (3)	$0.13	$0.14	$0.12	$0.15	$0.12	$0.53	$0.47
Company-defined FFO per share (3)	$0.13	$0.14	$0.12	$0.12	$0.13	$0.51	$0.49
Net Asset Value ("NAV") (4)
NAV per share at the end of period	$7.57	$7.48	$7.37	$7.36	$7.47	$7.57	$7.47
Weighted average distributions per share	$0.0892	$0.0892	$0.0893	$0.0894	$0.0894	$0.3571	$0.3582
Weighted average closing dividend yield - annualized	4.71%	4.77%	4.84%	4.86%	4.79%	4.72%	4.80%
Weighted average total return for the period	2.45%	2.59%	1.44%	(0.25)%	1.90%	6.31%	9.37%
Aggregate fund NAV at end of period	$1,229,300	$1,232,985	$1,264,858	$1,276,263	$1,317,839	$1,229,300	$1,317,839
Consolidated Debt
Leverage (5)	45.9%	45.9%	44.4%	42.2%	45.4%	45.9%	45.4%
Weighted average stated interest rate of total borrowings	3.4%	3.2%	3.6%	4.2%	4.1%	3.4%	4.1%
Secured borrowings	$343,470	$388,070	$465,292	$513,053	$588,849	$343,470	$588,849
Secured borrowings as % of total borrowings	33%	37%	45%	54%	53%	33%	53%
Unsecured borrowings	$711,000	$668,000	$561,000	$432,000	$517,000	$711,000	$517,000
Unsecured borrowings as % of total borrowings	67%	63%	55%	46%	47%	67%	47%
Fixed rate borrowings (6)	$653,093	$697,785	$835,580	$913,053	$956,394	$653,093	$956,394
Fixed rate borrowings as % of total borrowings	62%	66%	81%	97%	86%	62%	86%
Floating rate borrowings	$401,377	$358,285	$190,712	$32,000	$149,455	$401,377	$149,455
Floating rate borrowings as % of total borrowings	38%	34%	19%	3%	14%	38%	14%
Total borrowings	$1,054,470	$1,056,070	$1,026,292	$945,053	$1,105,849	$1,054,470	$1,105,849
Net GAAP adjustments (7)	$(5,669)	$(5,360)	$(5,173)	$(5,039)	$(8,080)	$(5,669)	$(8,080)
Total borrowings (GAAP Basis)	$1,048,801	$1,050,710	$1,021,119	$940,014	$1,097,769	$1,048,801	$1,097,769

(1)
Certain asset and liability amounts in this table and throughout this document are presented inclusive of amounts relating to real properties that have been classified as held for sale in our GAAP financial statements.

(2)	NOI is a non-GAAP measure. For a reconciliation of NOI to GAAP net income, see the section titled "Results From Operations" beginning on page 12.

(3)	FFO and Company-defined FFO are non-GAAP measures. For a reconciliation of FFO and Company-Defined FFO to GAAP net income, see the section titled “Funds From Operations” beginning on page 10.

(4)
As determined in accordance with our Valuation Procedures, filed as Exhibit 99.1 to our 2016 Annual Report on Form 10-K. See a discussion of some of the differences between the definition of "fair value" of our real estate assets as used in our Valuation Procedures and in this document versus GAAP values in the section titled "Definitions" beginning on page 25. For a description of key assumptions used in calculating the value of our real properties as of December 31, 2016, please refer to “Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities" in Part II, Item 5 of our 2016 Annual Report on Form 10-K.

(5)	Leverage presented represents the total principal outstanding under our total borrowings divided by the fair value of our real property and debt investments.

(6)	Fixed rate borrowings presented includes floating rate borrowings that are effectively fixed by a derivative instrument such as a swap through maturity or substantially through maturity.

(7)
Net GAAP adjustments include net deferred issuance costs, mark-to-market adjustments on assumed debt, and principal amortization on restructured debt. These items are included in mortgage notes and other secured borrowings and unsecured borrowings in our condensed consolidated balance sheets in accordance with GAAP.

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NET ASSET VALUE
The following table sets forth the components of NAV for the Portfolio as of the end of each of the five quarters ending December 31, 2016, as determined in accordance with our valuation procedures. For information about the valuation procedures and key assumptions used in these calculations, please refer to our Annual Report on Form 10-K or Quarterly Report on Form 10-Q for the applicable period. As used below, “Fund Interests” means our Class E shares, Class A shares, Class W shares, and Class I shares, along with the OP Units held by third parties, and “Aggregate Fund NAV” means the NAV of all of the Fund Interests (amounts in thousands except per share information).

	As of
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Real properties:
Office	$1,187,600	$1,185,850	$1,192,700	$1,184,385	$1,378,635
Industrial	81,750	80,850	85,550	85,650	90,250
Retail	1,012,850	1,020,750	1,020,050	951,700	950,925
Total real properties	2,282,200	2,287,450	2,298,300	2,221,735	2,419,810
Debt-related investments	15,209	15,340	15,469	15,596	15,722
Total investments	2,297,409	2,302,790	2,313,769	2,237,331	2,435,532
Cash and other assets, net of other liabilities	(10,051)	(10,109)	(19,238)	(12,695)	(14,069)
Debt obligations	(1,054,470)	(1,056,070)	(1,026,292)	(945,053)	(1,098,853)
Outside investors' interests	(3,588)	(3,626)	(3,381)	(3,320)	(4,771)
Aggregate Fund NAV	$1,229,300	$1,232,985	$1,264,858	$1,276,263	$1,317,839
Total Fund Interests outstanding	162,396	164,930	171,525	173,445	176,490
NAV per Fund Interest	$7.57	$7.48	$7.37	$7.36	$7.47

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NET ASSET VALUE (continued)
The following table sets forth the quarterly changes to the components of NAV for the Portfolio, for each of the most recent four quarters, for the years ended December 31, 2016 and 2015 (amounts in thousands, except per share information):

	Three Months Ended				Year Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2016	December 31, 2015
NAV as of beginning of period	$1,232,985	$1,264,858	$1,276,263	$1,317,839	$1,317,839	$1,365,090
Fund level changes to NAV
Realized/unrealized gains (losses) on net assets	12,163	13,206	(3,990)	(25,662)	(4,283)	44,096
Income accrual	22,407	23,078	26,083	26,372	97,940	98,976
Dividend accrual	(14,901)	(15,275)	(15,525)	(15,802)	(61,503)	(67,525)
Advisory fee	(3,624)	(3,665)	(3,657)	(3,758)	(14,704)	(15,772)
Performance based fee	(94)	—	—	—	(94)	(1,245)
Class specific changes to NAV
Dealer Manager fee	(107)	(99)	(89)	(85)	(380)	(256)
Distribution fee	(18)	(18)	(17)	(17)	(70)	(51)
NAV as of end of period before share/unit sale/redemption activity	$1,248,811	$1,282,085	$1,279,068	$1,298,887	$1,334,745	$1,423,313
Share/unit sale/redemption activity
Shares/units sold	44,371	7,850	46,228	14,008	112,457	112,855
Shares/units redeemed	(63,882)	(56,950)	(60,438)	(36,632)	(217,902)	(218,329)
NAV as of end of period	$1,229,300	$1,232,985	$1,264,858	$1,276,263	$1,229,300	$1,317,839
Shares/units outstanding beginning of period	164,930	171,525	173,445	176,490	176,490	190,547
Shares/units sold	5,925	1,061	6,265	1,886	15,137	15,459
Shares/units redeemed	(8,459)	(7,656)	(8,185)	(4,931)	(29,231)	(29,516)
Shares/units outstanding end of period	162,396	164,930	171,525	173,445	162,396	176,490
NAV per share as of beginning of period	$7.48	$7.37	$7.36	$7.47	$7.47	$7.16
Change in NAV per share	0.09	0.11	0.01	(0.11)	0.10	0.31
NAV per share as of end of period	$7.57	$7.48	$7.37	$7.36	$7.57	$7.47

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PORTFOLIO PROFILE
As of December 31, 2016, our real property investments were geographically diversified across 20 markets throughout the United States. The following table presents information about the operating results and fair value of our real property portfolio as of or for the three months and trailing twelve months ended December 31, 2016 (dollar and square footage amount in thousands).

	Office	Industrial	Retail	Total
As of December 31, 2016:
Number of investments	16	5	34	55
Square footage	3,400	1,782	3,789	8,971
Percentage leased at period end	95.0%	77.9%	94.0%	91.2%
Fair value (1)	$1,187,600	$81,750	$1,012,850	$2,282,200
% of total Fair Value	52.0%	3.6%	44.4%	100.0%
For the three months ended December 31, 2016:
Revenue	$30,747	$1,379	$21,597	$53,723
Net operating income ("NOI") (2)	19,515	977	16,031	36,523
% of total NOI	53.4%	2.7%	43.9%	100.0%
NOI - cash basis (3)	$21,025	$1,006	$15,164	$37,195
For the trailing twelve months ended December 31, 2016:
Revenue	$126,782	$6,073	$82,372	$215,227
NOI (2)	84,300	4,323	61,017	149,640
% of total NOI	56.3%	2.9%	40.8%	100.0%
NOI - cash basis (3)	$88,479	$4,442	$57,470	$150,391

(1)
As determined in accordance with our Valuation Procedures, filed as Exhibit 99.1 to our 2016 Annual Report on Form 10-K. See a discussion of some of the differences between the definition of "fair value" of our real estate assets as used in our Valuation Procedures and in this document versus GAAP values in the section titled "Definitions" beginning on page 25. For a description of key assumptions used in calculating the value of our real properties as of December 31, 2016, please refer to “Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities" in Part II, Item 5 of our 2016 Annual Report on Form 10-K.

(2)	NOI is a non-GAAP measure. For a reconciliation of NOI to GAAP net income, see the section titled "Results From Operations" beginning on page 12.

(3)	NOI - cash basis is a non-GAAP measure. For a reconciliation of NOI - Cash Basis to NOI and to GAAP net income, see the section titled “Results From Operations” beginning on page 12.

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BALANCE SHEETS
The following table presents our consolidated balance sheets, as adjusted, as of the end of each of the five quarters ended December 31, 2016 (dollar amounts in thousands):

	As of
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
ASSETS
Investments in real property	$2,204,322	$2,201,127	$2,240,520	$2,164,290	$2,380,174
Accumulated depreciation and amortization	(492,911)	(473,211)	(469,341)	(448,994)	(505,957)
Total net investments in real property	1,711,411	1,727,916	1,771,179	1,715,296	1,874,217
Debt related investments, net	15,209	15,340	15,469	15,596	15,722
Total net investments	1,726,620	1,743,256	1,786,648	1,730,892	1,889,939
Cash and cash equivalents	13,864	34,403	17,088	11,675	15,769
Restricted cash	7,282	7,836	17,219	16,281	18,394
Other assets, net	35,962	36,166	33,344	35,625	36,789
Total Assets	$1,783,728	$1,821,661	$1,854,299	$1,794,473	$1,960,891
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes	$342,247	$386,861	$464,564	$512,753	$585,864
Unsecured borrowings	706,554	663,849	556,555	427,261	511,905
Intangible lease liabilities, net	59,545	61,357	62,909	62,339	63,874
Other liabilities	67,291	81,968	85,371	67,247	73,297
Total Liabilities	1,175,637	1,194,035	1,169,399	1,069,600	1,234,940
Equity:
Stockholders' equity:
Common stock	1,506	1,531	1,595	1,613	1,641
Additional paid-in capital	1,361,638	1,383,191	1,430,673	1,449,364	1,470,859
Distributions in excess of earnings	(839,896)	(829,162)	(817,920)	(803,594)	(832,681)
Accumulated other comprehensive loss	(6,905)	(20,166)	(22,848)	(19,429)	(11,014)
Total stockholders' equity	516,343	535,394	591,500	627,954	628,805
Noncontrolling interests	91,748	92,232	93,400	96,919	97,146
Total Equity	608,091	627,626	684,900	724,873	725,951
Total Liabilities and Equity	$1,783,728	$1,821,661	$1,854,299	$1,794,473	$1,960,891

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STATEMENTS OF OPERATIONS
The following table presents our condensed consolidated statements of operations, as adjusted, for each of the five quarters ended December 31, 2016, and for the years ended December 31, 2016 and 2015 (amounts in thousands, except per share data):

	Three Months Ended					Year Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
REVENUE:
Rental revenue	$53,723	$53,258	$52,702	$55,544	$54,970	$215,227	$218,278
Debt related income	233	235	237	238	1,328	943	6,922
Total Revenue	53,956	53,493	52,939	55,782	56,298	216,170	225,200
EXPENSES:
Rental expense	17,200	16,437	15,632	16,318	16,177	65,587	59,590
Real estate depreciation and amortization expense	20,083	19,989	20,198	19,835	21,710	80,105	83,114
General and administrative expenses	2,257	2,234	2,338	2,621	2,564	9,450	10,720
Advisory fees, related party	3,740	3,681	3,671	3,765	4,062	14,857	17,083
Acquisition-related expenses	6	136	474	51	1,385	667	2,644
Impairment of real estate property	—	2,090	—	587	—	2,677	8,124
Total Operating Expenses	43,286	44,567	42,313	43,177	45,898	173,343	181,275
Other Income (Expenses):
Interest and other income	(90)	2,308	(69)	58	693	2,207	2,192
Interest expense	(9,388)	(10,011)	(10,422)	(10,961)	(11,301)	(40,782)	(47,508)
Gain (loss) on extinguishment of debt and financing commitments	—	—	—	5,136	—	5,136	(1,168)
Gain on sale of real property	2,165	2,095	—	41,400	984	45,660	134,218
Net income	3,357	3,318	135	48,238	776	55,048	131,659
Net income attributable to noncontrolling interests	(245)	(353)	(18)	(4,456)	(46)	(5,072)	(7,404)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$3,112	$2,965	$117	$43,782	$730	$49,976	$124,255
NET INCOME PER BASIC AND DILUTED COMMON SHARE	$0.02	$0.02	$0.00	$0.27	$0.00	$0.31	$0.70
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	154,807	158,688	161,209	163,954	166,352	159,648	175,938
Diluted	166,942	170,952	173,669	176,690	179,203	172,046	188,789
Weighted average distributions declared per common share	$0.0892	$0.0892	$0.0893	$0.0894	$0.0894	$0.3571	$0.3582

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FUNDS FROM OPERATIONS
NAREIT-Defined Funds From Operations (“FFO”) and Company-defined FFO are non-GAAP measures. The following tables present a reconciliation of FFO and Company-defined FFO to GAAP net income attributable to common stockholders for each of the five quarters ended December 31, 2016, and for the years ended December 31, 2016 and 2015 (amounts in thousands except for per share amounts and percentages):

	Three Months Ended					Year Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Reconciliation of net earnings to FFO:
Net income attributable to common stockholders	$3,112	$2,965	$117	$43,782	$730	$49,976	$124,255
Add (deduct) NAREIT-defined adjustments:
Depreciation and amortization expense	20,083	19,989	20,198	19,835	21,710	80,105	83,114
Gain on disposition of real property	(2,165)	(2,095)	—	(41,400)	(984)	(45,660)	(134,218)
Impairment of real property	—	2,090	—	587	—	2,677	8,124
Noncontrolling interests' share of adjustments	(1,331)	(1,366)	(1,481)	1,376	(1,588)	(2,802)	895
FFO attributable to common shares-basic	19,699	21,583	18,834	24,180	19,868	84,296	82,170
FFO attributable to dilutive OP units	1,544	1,668	1,456	1,878	1,535	6,546	6,001
FFO attributable to common shares-diluted	$21,243	$23,251	$20,290	$26,058	$21,403	$90,842	$88,171
FFO per share-basic and diluted	$0.13	$0.14	$0.12	$0.15	$0.12	$0.53	$0.47
FFO payout ratio	70%	66%	76%	61%	75%	68%	77%

Reconciliation of FFO to Company-Defined FFO:
FFO attributable to common shares-basic	$19,699	$21,583	$18,834	$24,180	$19,868	$84,296	$82,170
Add (deduct) our adjustments:
Acquisition-related expenses	6	136	474	51	1,385	667	2,644
(Gain) loss on extinguishment of debt and financing commitments	—	—	—	(5,136)	—	(5,136)	1,168
Noncontrolling interests' share of our adjustments	(1)	(10)	(34)	1,326	(99)	1,281	(260)
Company-Defined FFO attributable to common shares-basic	19,704	21,709	19,274	20,421	21,154	81,108	85,722
Company-Defined FFO attributable to dilutive OP units	1,545	1,678	1,490	1,586	1,634	6,299	6,261
Company-Defined FFO attributable to common shares-diluted	$21,249	$23,387	$20,764	$22,007	$22,788	$87,407	$91,983
Company-Defined FFO per share-basic and diluted	$0.13	$0.14	$0.12	$0.12	$0.13	$0.51	$0.49
Weighted average number of shares outstanding
Basic	154,807	158,688	161,209	163,954	166,352	159,648	175,938
Diluted	166,942	170,952	173,669	176,690	179,203	172,046	188,789

Page | 10

FUNDS FROM OPERATIONS (continued)
The following table presents certain other supplemental information for each of the five quarters ended December 31, 2016, and for the years ended December 31, 2016 and 2015 (amounts in thousands):

	Three Months Ended					Year Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Other Supplemental Information
Capital expenditures summary:
Recurring capital expenditures (1)	$8,039	$4,165	$8,212	$6,280	$3,152	$26,696	$12,294
Non-recurring capital expenditures	1,078	748	694	988	1,167	3,508	1,994
Total capital expenditures	9,117	4,913	8,906	7,268	4,319	30,204	14,288
Other non-cash adjustments:
Straight-line rent decrease to rental revenue	522	296	205	240	291	1,263	976
Amortization of above- and below- market rent decrease (increase) to rental revenue	143	(127)	(283)	(268)	(197)	(535)	(813)
Amortization of loan costs and hedges - increase to interest expense	873	909	910	1,058	983	3,750	4,101
Amortization of mark-to-market adjustments on borrowings - (decrease) to interest expense	(33)	(32)	(32)	(581)	(608)	(678)	(1,604)
Total other non-cash adjustments	$1,505	$1,046	$800	$449	$469	$3,800	$2,660

(1)
Recurring capital expenditures include lease incentives. Unlike other capital expenditures, we record lease incentives as other assets in our balance sheet and we classify payments for lease incentives as cash used in operating activities in our statement of cash flows.

Page | 11

RESULTS FROM OPERATIONS
Net operating income (“NOI”) and NOI - cash basis are non-GAAP measures. See page 13 for a reconciliation of GAAP net income attributable to common stockholders to NOI and NOI - cash basis. The following tables present revenue and NOI of our three operating segments for each of the five quarters ending December 31, 2016, and for the years ended December 31, 2016 and 2015. Our same store portfolio includes all operating properties owned for the entirety of all periods presented and totals 46 properties, comprising approximately 7.5 million square feet or 83.7% of our total portfolio when measured by square feet (amounts in thousands):

	Three Months Ended					Year Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Revenue:
Same store real property:
Office	$24,246	$25,094	$24,651	$24,292	$24,059	$98,283	$97,703
Industrial	1,391	1,417	1,487	1,662	1,478	5,957	5,790
Retail	16,239	16,012	15,951	16,037	15,844	64,239	65,491
Total same store real property revenue	41,876	42,523	42,089	41,991	41,381	168,479	168,984
2015/2016 Acquisitions/Dispositions	11,847	10,735	10,613	13,553	13,589	46,748	49,294
Total real property revenue	$53,723	$53,258	$52,702	$55,544	$54,970	$215,227	$218,278
NOI:
Same store real property:
Office	$15,697	$17,119	$17,113	$16,827	$16,243	$66,756	$67,489
Industrial	991	953	1,101	1,260	1,084	4,305	4,107
Retail	12,363	12,094	12,139	12,201	12,115	48,797	49,577
Total same store real property NOI	29,051	30,166	30,353	30,288	29,442	119,858	121,173
2015/2016 Acquisitions/Dispositions	7,472	6,655	6,717	8,938	9,351	29,782	37,515
Total NOI	$36,523	$36,821	$37,070	$39,226	$38,793	$149,640	$158,688
NOI - cash basis:
Same store real property:
Office	$17,422	$18,541	$18,357	$17,904	$17,286	$72,224	$71,063
Industrial	1,019	1,030	1,111	1,264	1,019	4,424	3,922
Retail	11,854	11,515	11,547	11,699	11,589	46,615	47,391
Total same store real property NOI - cash basis	30,295	31,086	31,015	30,867	29,894	123,263	122,376
2015/2016 Acquisitions/Dispositions	6,900	5,909	5,982	8,337	9,003	27,128	36,446
Total NOI - cash basis	$37,195	$36,995	$36,997	$39,204	$38,897	$150,391	$158,822

Page | 12

RESULTS FROM OPERATIONS (continued)
The following tables present a reconciliation of GAAP net income attributable to common stockholders to NOI and NOI - cash basis of our three operating segments for each of the five quarters ending December 31, 2016, and for the years ended December 31, 2016 and 2015 (amounts in thousands):

	Three Months Ended					Year Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net income attributable to common stockholders	$3,112	$2,965	$117	$43,782	$730	$49,976	$124,255
Debt related income	(233)	(235)	(237)	(238)	(1,328)	(943)	(6,922)
Real estate depreciation and amortization expense	20,083	19,989	20,198	19,835	21,710	80,105	83,114
General and administrative expenses	2,257	2,234	2,338	2,621	2,564	9,450	10,720
Advisory fees, related party	3,740	3,681	3,671	3,765	4,062	14,857	17,083
Acquisition-related expenses	6	136	474	51	1,385	667	2,644
Impairment of real estate property	—	2,090	—	587	—	2,677	8,124
Interest and other expense (income)	90	(2,308)	69	(58)	(693)	(2,207)	(2,192)
Interest expense	9,388	10,011	10,422	10,961	11,301	40,782	47,508
(Gain) loss on extinguishment of debt and financing commitments	—	—	—	(5,136)	—	(5,136)	1,168
Gain on sale of real property	(2,165)	(2,095)	—	(41,400)	(984)	(45,660)	(134,218)
Net income attributable to noncontrolling interests	245	353	18	4,456	46	5,072	7,404
NOI	$36,523	$36,821	$37,070	$39,226	$38,793	$149,640	$158,688
Net amortization of above- and below-market lease assets and liabilities, and other non-cash adjustments to rental revenue	150	(122)	(278)	(262)	(187)	(512)	(842)
Straight line rent	522	296	205	240	291	1,263	976
NOI - cash basis	$37,195	$36,995	$36,997	$39,204	$38,897	$150,391	$158,822
The following tables present details regarding our capital expenditures for each of the five quarters ending December 31, 2016, and for the years ended December 31, 2016 and 2015 (amounts in thousands):

	Three Months Ended					Year Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Recurring capital expenditures:
Land and building improvements	$5,740	$1,949	$1,729	$1,294	$1,425	$10,712	$5,158
Tenant improvements	1,267	1,680	1,459	4,100	1,178	8,506	4,788
Leasing costs (1)	1,032	536	5,024	886	549	7,478	2,348
Total recurring capital expenditures	$8,039	$4,165	$8,212	$6,280	$3,152	$26,696	$12,294
Non-recurring capital expenditures:
Land and building improvements	$782	$553	$374	$304	$665	$2,013	$759
Tenant improvements	165	111	256	529	320	1,061	786
Leasing costs	131	84	64	155	182	434	449
Total non-recurring capital expenditures	$1,078	$748	$694	$988	$1,167	$3,508	$1,994

(1)
Recurring leasing costs include lease incentives. Unlike other capital expenditures, we record lease incentives as other assets in our balance sheet and we classify payments for lease incentives as cash used in operating activities in our statement of cash flows.

Page | 13

FINANCE & CAPITAL
The following table describes certain information about our capital structure. Amounts reported as financing capital represent the total principal outstanding under our total borrowings. Amounts reported as equity capital are presented based on the NAV as of December 31, 2016 (shares and dollar amounts other than price per share / unit in thousands).

FINANCING:	As of December 31, 2016
Mortgage notes	$343,470
Unsecured line of credit	236,000
Unsecured term loans	475,000
Total Financing (1)	$1,054,470

EQUITY:	Shares / Units	Percentage of Aggregate Shares and Units Outstanding	NAV Per Share / Unit	Value
Class E Common Stock	112,325	69.2%	$7.57	$850,278
Class A Common Stock	2,001	1.2%	7.57	15,142
Class W Common Stock	2,271	1.4%	7.57	17,194
Class I Common Stock (2)	33,751	20.8%	7.57	255,489
Class E OP Units	12,048	7.4%	7.57	91,197
Total/Weighted Average	162,396	100.0%	$7.57	$1,229,300
Joint venture partners' noncontrolling interests				3,588
Total Equity				1,232,888
TOTAL CAPITALIZATION				$2,287,358

(1)	For a reconciliation of the total outstanding principal balance under our total borrowings to total borrowings on a GAAP basis see p.15.

(2)	Amounts reported do not include approximately 288,000 restricted stock units granted to the Advisor that remain unvested as of December 31, 2016.

Page | 14

FINANCE & CAPITAL (continued)

The following table presents a summary of our borrowings as of December 31, 2016 (dollar amounts in thousands):

	Outstanding Principal Balance	Weighted Average Stated Interest Rate	Fair Value of Real Properties Securing Borrowings (1)
Fixed-rate mortgages (2)	$290,970	4.9%	$946,650
Floating-rate mortgages (3)	52,500	2.3%	80,600
Total mortgage notes	343,470	4.5%	1,027,250
Line of credit (4)	236,000	2.3%	N/A
Term loans (4)	475,000	3.2%	N/A
Total unsecured borrowings	711,000	2.9%	N/A
Total borrowings	$1,054,470	3.4%	N/A
Less: net debt issuance costs	(6,295)
Add: mark-to-market adjustment on assumed debt	626
Total borrowings (net basis)	$1,048,801

(1)
Fair value of real properties was determined in accordance with our Valuation Procedures, filed as Exhibit 99.1 to our 2016 Annual Report on Form 10-K. See a discussion of some of the differences between the definition of "fair value" of our real estate assets as used in our Valuation Procedures and in this document versus GAAP values in the section titled "Definitions" beginning on page 25. For a description of key assumptions used in calculating the value of our real properties as of December 31, 2016, please refer to “Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities" in Part II, Item 5 of our 2016 Annual Report on Form 10-K.

(2)
As of December 31, 2016, fixed-rate mortgages included one floating-rate mortgage subject to an interest rate spread of 1.60% over one-month LIBOR, which we have effectively fixed using an interest rate swap at 3.051% for the term of the borrowing.

(3)
As of December 31, 2016, our floating-rate mortgage note was subject to an interest rate spread of 1.65% over one-month LIBOR. However, we entered into interest rate swaps which will effectively fix the interest rate of the borrowing at 2.852% from July 1, 2018 to July 1, 2021.

(4)
$362.1 million of our unsecured floating rate borrowings are effectively fixed by the use of fixed-for-floating swap instruments as of December 31, 2016. The stated interest rate disclosed above includes the impact of these swaps.

The following table presents a summary of our covenants and our actual results for each of the five quarters ended December 31, 2016, calculated in accordance with the terms of our credit facilities:

Portfolio-Level Covenants:	Covenant	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Leverage	< 60%	47.5%	46.5%	44.8%	42.9%	45.1%
Fixed Charge Coverage	> 1.50	3.3	3.0	2.7	2.6	2.6
Secured Indebtedness	< 55%	15.5%	17.0%	20.2%	23.2%	24.0%

Unencumbered Pool Covenants:
Leverage	< 60%	45.5%	41.4%	38.8%	34.2%	38.4%
Unsecured Interest Coverage	>2.0	6.8	7.8	6.9	6.2	7.7

Page | 15

FINANCE & CAPITAL (continued)
The following table presents a detailed analysis of our borrowings outstanding as of December 31, 2016 (dollar amounts in thousands):

Borrowings	Principal Balance	Secured / Unsecured	Maturity Date	Extension Options	% of Total Borrowings	Fixed or Floating Interest Rate	Interest Rate
Eastern Retail Portfolio (1)	$110,000	Secured	6/11/2017	None	10.4%	Fixed	5.51%
Wareham	24,400	Secured	8/8/2017	None	2.3%	Fixed	6.13%
Kingston	10,574	Secured	11/1/2017	None	1.0%	Fixed	6.33%
Sandwich	15,825	Secured	11/1/2017	None	1.5%	Fixed	6.33%
Total 2017	160,799				15.2%		5.74%
Bank of America Term Loan (2)	275,000	Unsecured	1/31/2018	2 - 1 Year	26.1%	Floating	2.73%
Line of Credit (2)	236,000	Unsecured	1/31/2019	1 - 1 Year	22.4%	Floating	2.28%
Shenandoah	10,524	Secured	9/1/2021	None	1.0%	Fixed	4.84%
Wells Fargo Term Loan (2)	200,000	Unsecured	2/27/2022	None	19.0%	Fixed	3.79%
Norwell	4,392	Secured	10/1/2022	None	0.4%	Fixed	6.76%
Preston Sherry Plaza (3)	33,000	Secured	3/1/2023	None	3.1%	Fixed	3.05%
1300 Connecticut (4)	52,500	Secured	8/5/2023	None	5.0%	Floating	2.27%
Greater DC Retail Center	70,000	Secured	12/1/2025	None	6.6%	Fixed	3.80%
Harwich	5,034	Secured	9/1/2028	None	0.5%	Fixed	5.24%
New Bedford	7,221	Secured	12/1/2029	None	0.7%	Fixed	5.91%
Total 2018 - 2029	893,671				84.8%		3.00%
Total borrowings	$1,054,470				100.0%		3.42%
Add: mark-to-market adjustment on assumed debt	626
Less: net debt issuance costs	(6,295)
Total Borrowings (GAAP basis)	$1,048,801

(1)	The Eastern Retail Portfolio was fully repaid on January 10, 2017.

(2)
$362.1 million of our term loan and line of credit borrowings are effectively fixed by the use of fixed-for-floating rate swap instruments as of December 31, 2016. The stated interest rates disclosed above include the impact of these swaps.

(3)
The Preston Sherry Plaza term loan was subject to an interest rate spread of 1.60% over one-month LIBOR. However, we have effectively fixed the interest rate of the borrowing using an interest rate swap at 3.051% for the term of the borrowing as of December 31, 2016.

(4)
As of December 31, 2016, the 1300 Connecticut term loan was subject to an interest rate spread of 1.65% over one-month LIBOR. However, we entered into interest rate swaps which will effectively fix the interest rate of the borrowing at 2.852% from July 1, 2018 to July 1, 2021.

Page | 16

REAL PROPERTIES
The following table describes our operating property portfolio as of December 31, 2016 (dollar and square feet amounts in thousands):

Market	Number of Properties	Gross Investment Amount	% of Gross Investment Amount	Net Rentable Square Feet	% of Total Net Rentable Square Feet	% Leased (1)	Secured Indebtedness (2)
Office Properties:
Northern New Jersey	1	$231,029	10.6%	594	6.6%	100.0%	$—
Austin, TX	3	155,270	7.1%	585	6.5%	97.5%	—
East Bay, CA	1	145,376	6.6%	405	4.5%	100.0%	—
San Francisco, CA	1	121,827	5.5%	263	2.9%	93.5%	—
Denver, CO	1	83,160	3.8%	257	2.9%	79.0%	—
South Florida	2	82,141	3.7%	363	4.0%	83.9%	—
Washington, DC	1	70,485	3.2%	126	1.4%	99.1%	52,500
Princeton, NJ	1	51,324	2.3%	167	1.9%	100.0%	—
Philadelphia, PA	1	46,908	2.1%	174	1.9%	93.2%	—
Silicon Valley, CA	1	42,685	1.9%	143	1.6%	100.0%	—
Dallas, TX	1	37,763	1.7%	155	1.7%	92.3%	33,000
Minneapolis/St Paul, MN	1	29,515	1.3%	107	1.2%	100.0%	—
Fayetteville, AR	1	11,695	0.5%	61	0.7%	100.0%	—
Total/Weighted Average Office: 13 markets with average annual rent of $32.94 per sq. ft.	16	1,109,178	50.3%	3,400	37.8%	95.0%	85,500
Industrial Properties:
Dallas, TX	1	35,928	1.6%	446	5.0%	35.1%	—
Central Kentucky	1	30,840	1.4%	727	8.1%	100.0%	—
Louisville, KY	3	22,360	1.0%	609	6.8%	82.8%	—
Total/Weighted Average Industrial: three markets with average annual rent of $3.64 per sq. ft.	5	89,128	4.0%	1,782	19.9%	77.9%	—
Retail Properties:
Greater Boston	25	540,872	24.5%	2,223	24.8%	95.2%	83,447
South Florida	2	106,629	4.8%	206	2.3%	96.8%	10,523
Philadelphia, PA	1	105,308	4.8%	426	4.8%	90.3%	67,800
Washington, DC	1	62,867	2.9%	233	2.6%	100.0%	70,000
Northern New Jersey	1	58,959	2.7%	223	2.5%	93.8%	—
Raleigh, NC	1	45,714	2.1%	143	1.6%	97.8%	26,200
Tulsa, OK	1	34,038	1.5%	101	1.1%	97.7%	—
San Antonio, TX	1	32,072	1.5%	161	1.8%	89.6%	—
Jacksonville, FL	1	19,557	0.9%	73	0.8%	48.0%	—
Total/Weighted Average Retail: nine markets with average annual rent of $17.58 per sq. ft.	34	1,006,016	45.7%	3,789	42.3%	94.0%	257,970
Grand Total/Weighted Average	55	$2,204,322	100.0%	8,971	100.0%	91.2%	$343,470

(1)	Based on executed leases as of December 31, 2016. If weighted by the fair value of each segment, our portfolio was 93.9% leased as of December 31, 2016.

(2)	Secured indebtedness represents the principal balance outstanding and does not include our mark-to-market adjustment on debt or net debt issuance costs.

Page | 17

LEASING ACTIVITY
The following graphs highlight our total portfolio and same store portfolio percentage leased at the end of each of the five quarters ended December 31, 2016, by segment and in total:

Page | 18

LEASING ACTIVITY (continued)
As of December 31, 2016, the weighted average remaining term of our leases was approximately 4.7 years, based on annualized base rent, and 4.5 years, based on leased square footage. The following table presents our lease expirations, by segment and in total, as of December 31, 2016 (dollars and square feet in thousands):

	Total				Office			Industrial			Retail
Year	Number of Leases Expiring	Annualized Base Rent	% of Total Annualized Base Rent	Square Feet	Number of Leases Expiring	Annualized Base Rent	Square Feet	Number of Leases Expiring	Annualized Base Rent	Square Feet	Number of Leases Expiring	Annualized Base Rent	Square Feet
2017 (1)	92	$37,199	21.9%	1,112	43	$33,708	840	2	$372	104	47	$3,119	168
2018	117	13,288	7.8%	591	62	8,437	337	—	—	—	55	4,851	254
2019	105	24,625	14.5%	1,168	51	14,417	458	2	1,313	212	52	8,895	498
2020	114	24,155	14.2%	1,120	41	9,914	398	—	—	—	73	14,241	722
2021	64	17,214	10.2%	1,552	23	8,029	260	3	3,192	1,021	38	5,993	271
2022	46	10,400	6.1%	612	19	5,203	192	—	—	—	27	5,197	420
2023	36	16,194	9.5%	647	18	11,844	389	—	—	—	18	4,350	258
2024	25	5,249	3.1%	336	7	2,145	105	—	—	—	18	3,104	231
2025	19	4,230	2.5%	210	7	2,362	81	1	182	51	11	1,686	78
2026	17	3,217	1.9%	182	6	1,179	31	—	—	—	11	2,038	151
Thereafter	32	14,111	8.3%	643	5	4,993	134	—	—	—	27	9,118	509
Total	667	$169,882	100.0%	8,173	282	$102,231	3,225	8	$5,059	1,388	377	$62,592	3,560

(1)	Includes 10 leases with combined annualized base rent of approximately $330,000 that are on a month-to-month basis.

Page | 19

LEASING ACTIVITY (continued)
The following table presents our top 10 tenants by annualized base rent and their related industry sector, as of December 31, 2016 (dollars and square feet in thousands):

	Tenant	Locations	Industry Sector	Annualized Base Rent(1)	% of Total Annualized Base Rent	Square Feet	% of Occupied Square Feet
1	Charles Schwab & Co, Inc. (2)	2	Securities, Commodities, Fin. Inv./Rel. Activities	$23,645	13.9%	602	7.4%
2	Sybase (3)	1	Publishing Information (except Internet)	18,692	11.0%	405	5.0%
3	Stop & Shop	14	Food and Beverage Stores	14,125	8.3%	853	10.4%
4	Novo Nordisk	1	Chemical Manufacturing	4,627	2.7%	167	2.0%
5	Seton Health Care	1	Hospitals	4,339	2.6%	156	1.9%
6	Shaw's Supermarket	4	Food and Beverage Stores	3,944	2.3%	240	2.9%
7	I.A.M. National Pension Fund	1	Funds, Trusts and Other Financial Vehicles	3,114	1.8%	63	0.8%
8	TJX Companies	7	Clothing and Clothing Accessories Stores	2,998	1.8%	299	3.7%
9	Home Depot	1	Building Material and Garden Equipment and Supplies Dealers	2,469	1.5%	102	1.3%
10	Alliant Techsystems Inc.	1	Fabricated Metal Product Manufacturing	2,450	1.4%	107	1.3%
	Total	33		$80,403	47.3%	2,994	36.7%

(1)	Annualized base rent represents the annualized monthly base rent of executed leases as of December 31, 2016.

(2)
The amount presented for Charles Schwab reflects the total annualized base rent for our two leases in place with Charles Schwab as of December 31, 2016. One of these leases, which expires in September 2017, entails the lease of all 594,000 square feet of our 3 Second Street (formerly known as Harborside) office property and accounts for $23.5 million or 13.8% of our annualized base rent as of December 31, 2016. We do not expect Charles Schwab to renew this lease. Charles Schwab has subleased 100% of 3 Second Street to 27 sub-tenants through September 2017. We have executed leases directly with nine of these subtenants that comprise 352,000 square feet or 59% of 3 Second Street that effectively extend their leases beyond the Schwab lease expiration. These direct leases will expire between September 2020 and September 2032.

(3)	The Sybase lease was terminated on January 31, 2017.

Page | 20

LEASING ACTIVITY (continued)

The top two tenants in the table on the previous page comprise 24.9% of annualized base rent as of December 31, 2016. However, due to the expiration of the Sybase lease and the near-term expiration of the Schwab lease at 3 Second Street, these two tenants are no longer in the top three tenants based on future minimum rental revenue, together comprising less than 3% of our total future minimum rental revenue as of December 31, 2016. The following table presents our top 10 tenants by future minimum rental revenue and their related industry sector, as of as of December 31, 2016 (dollars and square feet in thousands):

	Tenant	Locations	Industry Sector	Future Minimum Rental Revenue	% of Total Future Minimum Rental Revenue	Square Feet	% of Total Portfolio Leased Square Feet
1	Stop & Shop	14	Food and Beverages	$74,864	9.9%	853	10.4%
2	Mizuho Bank Ltd.	1	Credit Intermediation and Related Activities	65,322	8.6%	107	1.3%
3	Shaw's Supermarket	4	Food and Beverages	44,261	5.8%	240	2.9%
4	Novo Nordisk	1	Chemical Manufacturing	31,714	4.2%	167	2.0%
5	Charles Schwab & Co., Inc.	2	Securities, Commodities, Fin. Inv./Rel. Activities	17,916	2.4%	602	7.4%
6	Alliant Techsystems Inc	1	Fabricated Metal Product Manufacturing	16,716	2.2%	107	1.3%
7	CVS	8	Ambulatory Health Care Services	15,709	2.1%	73	0.9%
8	Citco Fund Services	1	Funds, Trusts and Other Financial Vehicles	15,021	2.0%	104	1.3%
9	Seton Health Care	1	Hospitals	13,686	1.8%	156	1.9%
10	Walgreens	2	Health and Personal Care Services	13,292	1.8%	31	0.4%
	Total	35		$308,501	40.8%	2,440	29.8%

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LEASING ACTIVITY (continued)
The following series of tables details leasing activity during the four quarters ended December 31, 2016:

Quarter	Number of Leases Signed	Gross Leasable Area ("GLA") Signed	Weighted Average Rent Per Sq. Ft.	Weighted Average Growth / Straight Line Rent	Weighted Average Lease Term (mos)	Tenant Improvements & Incentives Per Sq. Ft.	Average Free Rent (mos)
Office Comparable (1)
Q4 2016	14	52,455	$29.81	45.0%	72	$23.17	1.4
Q3 2016	11	71,204	32.76	22.1%	86	13.75	0.8
Q2 2016	7	13,009	38.09	38.5%	87	32.14	2.9
Q1 2016	12	33,241	34.82	52.4%	63	36.24	1.8
Total - twelve months	44	169,909	$32.66	36.4%	77	$22.46	1.4
Industrial Comparable (1)
Q4 2016	—	—	$—	—%	—	$—	—
Q3 2016	—	—	—	—%	—	—	—
Q2 2016	—	—	—	—%	—	—	—
Q1 2016	—	—	—	—%	—	—	—
Total - twelve months	—	—	$—	—%	—	$—	—
Retail Comparable (1)
Q4 2016	14	87,871	$20.48	15.8%	56	$0.73	—
Q3 2016	17	133,140	12.33	15.4%	78	2.33	0.1
Q2 2016	7	130,120	16.22	11.5%	97	0.33	—
Q1 2016	6	17,004	22.99	17.3%	56	1.18	—
Total - twelve months	44	368,135	$16.14	14.2%	78	$1.19	—
Total Comparable Leasing (1)
Q4 2016	28	140,326	$23.97	28.2%	62	$9.12	0.5
Q3 2016	28	204,344	19.45	16.2%	80	6.31	0.3
Q2 2016	14	143,129	18.21	15.4%	96	3.23	0.3
Q1 2016	18	50,245	30.82	41.7%	60	24.37	1.2
Total - twelve months	88	538,044	$21.36	21.5%	78	$7.91	0.4
Total Leasing
Q4 2016	36	235,614	$18.25		53	$10.73	0.5
Q3 2016	41	336,374	17.94		67	11.14	1.0
Q2 2016	25	297,843	26.57		124	36.49	3.7
Q1 2016	30	75,656	27.34		54	25.34	1.2
Total - twelve months	132	945,487	$21.49		80	$20.16	1.8

(1)
Comparable leases comprise leases for which prior leases were in place for the same suite within 12 months of executing a new lease. Comparable leases must have terms of at least six months and the square footage of the suite occupied by the new tenant cannot deviate by more than 50% from the size of the old lease’s suite.

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INVESTMENT ACTIVITY
The following tables describe changes in our portfolio from December 31, 2014 through December 31, 2016 (dollars and square feet in thousands):

		Square Feet
Properties and Square Feet Activity	Number of Properties	Total	Office	Industrial	Retail
Properties owned as of
December 31, 2014	68	11,871	5,094	3,492	3,285
2015 Acquisitions	8	1,383	792	—	591
2015 Dispositions	(17)	(3,124)	(1,427)	(1,583)	(114)
Building remeasurement and other (1)	1	3	2	—	1
December 31, 2015	60	10,133	4,461	1,909	3,763
2016 Acquisitions	1	82	—	—	82
2016 Dispositions	(7)	(1,236)	(1,058)	(126)	(52)
Building remeasurement and other (1)	1	(8)	(3)	(1)	(4)
December 31, 2016	55	8,971	3,400	1,782	3,789

(1)
Building remeasurements reflect changes in gross leasable area due to renovations or expansions of existing properties. In the first quarter of 2015 we retained one building of a two-building campus while disposing of the other building, resulting in an additional property that we did not previously consider a distinct property. In the fourth quarter of 2016 we sold one building of a multi-building grocery-anchored retail property, and continue to own the remaining buildings.

Property Acquisitions	Segment	Market	Acquisition Date	Number of Properties	Contract Purchase Price	Square Feet
(dollars and square feet in thousands)
During 2015:
Rialto	Office	Austin, TX	1/15/2015	1	$37,300	155
South Cape	Retail	Greater Boston	3/18/2015	1	35,450	143
City View	Office	Austin, TX	4/24/2015	1	68,750	274
Venture Corporate Center	Office	South Florida	8/6/2015	1	45,750	253
Shenandoah	Retail	South Florida	8/6/2015	1	32,670	124
Chester Springs	Retail	Northern New Jersey	10/8/2015	1	53,781	223
Yale Village	Retail	Tulsa, OK	12/9/2015	1	31,800	101
Bank of America Tower	Office	South Florida	12/11/2015	1	35,750	110
Total 2015				8	$341,251	1,383

During 2016:
Suniland	Retail	South Florida	5/27/2016	1	$66,500	82

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INVESTMENT ACTIVITY (continued)

Property Dispositions	Segment	Market	Disposition Date	Number of Properties	Contract Sales Price	Square Feet
(dollars and square feet in thousands)
During 2015
Park Place	Office	Dallas, TX	1/16/2015	1	$46,600	177
Office and Industrial Portfolio	Office and Industrial	Various (1)	3/11/2015	12	398,635	2,669
Mt. Nebo	Retail	Pittsburgh, PA	5/5/2015	1	12,500	103
2100 Corporate Center Drive	Office	Los Angeles, CA	7/20/2015	1	12,549	111
Land parcel	N/A	Denver, CO	8/12/2015	—	7,577	—
DeGuigne	Office	Silicon Valley, CA	12/14/2015	1	16,750	53
Rockland 201 Market	Retail	Greater Boston	12/18/2015	1	1,625	11
Total for the year ended December 31, 2015				17	$496,236	3,124

During 2016
Colshire Drive	Office	Washington, DC	2/18/2016	1	$158,400	574
40 Boulevard	Office	Chicago, IL	3/1/2016	1	9,850	107
Washington Commons	Office	Chicago, IL	3/1/2016	1	18,000	199
Rockland 360-372 Market	Retail	Greater Boston	8/5/2016	1	3,625	39
6900 Riverport	Industrial	Louisville, KY	9/2/2016	1	5,400	126
Sunset Hills	Office	Washington, DC	9/30/2016	1	18,600	178
CVS Holbrook (2)	Retail	Greater Boston	11/18/2016	1	6,200	13
Total for the year ended December 31, 2016				7	$220,075	1,236

(1)
The Office and Industrial Portfolio comprised (i) six office properties comprising 1.1 million net rentable square feet located in Los Angeles, CA (three properties), Northern New Jersey, Miami, FL, and Dallas, TX, and (ii) six industrial properties comprising 1.6 million net rentable square feet located in Los Angeles, CA, Dallas, TX, Cleveland, OH, Chicago, IL, Houston, TX, and Denver, CO.

(2)	We sold CVS Holbrook, one building of a multi-building grocery-anchored retail property, and continue to own the remaining buildings.

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DEFINITIONS
This section contains an explanation of certain non-GAAP financial measures we provide in other sections of this document, as well as the reasons why management believes these measures provide useful information to investors about the Company’s financial condition or results of operations. Additional detail can be found in the Portfolio’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as other documents filed with or furnished to the Securities and Exchange Commission from time to time.

2016 Annual Report on Form 10-K
We refer to our Annual Report on Form 10-K for the period ended December 31, 2016, filed with the Securities and Exchange Commission on March 3, 2017, as our “2016 Annual Report on Form 10-K.”

Annualized Base Rent
Annualized base rent represents the annualized monthly base rent of leases executed as of December 31, 2016.

Comparable leases
Comparable leases comprise leases for which prior leases were in place for the same suite within 12 months of executing a new lease. Comparable leases must have terms of at least six months and the square footage of the suite occupied by the new tenant cannot deviate by more than 50% from the size of the old lease’s suite.

Funds From Operations (“FFO”)
We believe that FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expense. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that consists of net income (loss), calculated in accordance with GAAP, plus real estate-related depreciation and amortization and impairment of depreciable real estate, less gains (or losses) from dispositions of real estate held for investment purposes.

Company-Defined FFO
As part of its guidance concerning FFO, NAREIT has stated that the “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” As a result, modifications to FFO are common among REITs as companies seek to provide financial measures that meaningfully reflect the specific characteristics of their businesses. In addition to the NAREIT definition of FFO and other GAAP measures, we provide a Company-Defined FFO measure that we believe is helpful in assisting management and investors assess the sustainability of our operating performance. As described further below, our Company-Defined FFO presents a performance metric that adjusts for items that we do not believe to be related to our ongoing operations. In addition, these adjustments are made in connection with calculating certain of the Company’s financial covenants including its interest coverage ratio and fixed charge coverage ratio and therefore we believe this metric will help our investors better understand how certain of our lenders view and measure the financial performance of the Company and ultimately its compliance with these financial covenants. However, no single measure can provide users of financial information with sufficient information and only our disclosures read as a whole can be relied upon to adequately portray our financial position, liquidity and results of operations.

Our Company-Defined FFO is derived by adjusting FFO for the following items: acquisition-related expenses and gains and losses associated with extinguishment of debt and financing commitments. Historically, Management has also adjusted FFO for certain other adjustments that did not occur in any of the periods presented, and are further described in Item 7 of Part II of our 2016 Annual Report on Form 10-K, “Management’s Discussion and Analysis of Financial Condition and Results of Operations-How We Measure Our Performance.” Management’s evaluation of our future operating performance excludes these items based on the following economic considerations:

Acquisition-related expenses - For GAAP purposes, expenses associated with the efforts to acquire real properties, including efforts related to acquisition opportunities that are not ultimately completed, are recorded to earnings. We believe by excluding acquisition-related expenses, Company-Defined FFO provides useful supplemental information for management and investors when evaluating the sustainability of our operating performance, because these types of expenses are directly correlated to our investment activity rather than our ongoing operating activity.

Gains and losses on the extinguishment of debt and financing commitments -- Losses on extinguishment of debt and financing commitments represent losses incurred as a result of the early retirement of debt obligations and breakage costs and fees incurred related to certain of our derivatives and other financing commitments. Such losses may be due to

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DEFINITIONS (continued)
dispositions of assets, the repayment of debt prior to its contractual maturity or the nonoccurrence of forecasted financings. Our management believes that any such losses are not related to our ongoing operations. Accordingly, we believe by excluding anticipated gains or losses on derivatives and losses on extinguishment of debt and financing commitments, Company-Defined FFO provides useful supplemental information for management and investors when evaluating the sustainability of our operating performance.

We also believe that Company-Defined FFO allows investors and analysts to compare the performance of our portfolio with other REITs that are not currently affected by the adjusted items. In addition, as many other REITs adjust FFO to exclude the items described above, we believe that our calculation and reporting of Company-Defined FFO may assist investors and analysts in comparing our performance with that of other REITs. However, because Company-Defined FFO excludes items that are an important component in an analysis of our historical performance, such supplemental measure should not be construed as a complete historical performance measure and may exclude items that have a material effect on the value of our common stock.

Limitations of FFO and Company-Defined FFO

FFO (both NAREIT-defined and Company-Defined) is presented herein as a supplemental financial measure and has inherent limitations. We do not use FFO or Company-Defined FFO as, nor should they be considered to be, an alternative to net income (loss) computed under GAAP as an indicator of our operating performance, or as an alternative to cash from operating activities computed under GAAP, or as an indicator of liquidity or our ability to fund our short or long-term cash requirements, including distributions to stockholders. Management uses FFO and Company-Defined FFO as indications of our future operating performance and as a guide to making decisions about future investments. Our FFO and Company-Defined FFO calculations do not present, nor do we intend them to present, a complete picture of our financial condition and operating performance. In addition, other REITs may define FFO and an adjusted FFO metric differently and choose to treat acquisition-related expenses and potentially other accounting line items in a manner different from us due to specific differences in investment strategy or for other reasons; therefore, comparisons with other REITs may not be meaningful. Our Company-Defined FFO calculation is limited by its exclusion of certain items previously discussed, but we continuously evaluate our investment portfolio and the usefulness of our Company-Defined FFO measure in relation thereto. We believe that net income (loss) computed under GAAP remains the primary measure of performance and that FFO or Company-Defined FFO are only meaningful when they are used in conjunction with net income (loss) computed under GAAP. Further, we believe that our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and operating performance.

Specifically with respect to fees and expenses associated with the acquisition of real property, which are excluded from Company-Defined FFO, such fees and expenses are characterized as operational expenses under GAAP and included in the determination of net income (loss) and income (loss) from operations, both of which are performance measures under GAAP. The purchase of operating properties is a key strategic objective of our business plan focused on generating operating income and cash flow in order to fund our obligations and to make distributions to investors. However, as the corresponding acquisition-related costs are paid in cash, these acquisition-related costs negatively impact our GAAP operating performance and our GAAP cash flows from operating activities during the period in which properties are acquired. In addition, if we acquire a property after all offering proceeds from our public offerings have been invested, there will not be any offering proceeds to pay the corresponding acquisition-related costs. Accordingly, such costs will then be paid from other sources of cash such as additional debt proceeds, operational earnings or cash flow, net proceeds from the sale of properties, or other ancillary cash flows. Among other reasons as previously discussed, the treatment of acquisition-related costs is a reason why Company-Defined FFO is not a complete indicator of our overall financial performance, especially during periods in which properties are being acquired. Note that, pursuant to our valuation policies, acquisition expenses result in an immediate decrease to our NAV.

FFO and Company-Defined FFO may not be useful performance measures as a result of the various adjustments made to net income for the charges described above to derive such performance measures. Specifically, we intend to operate as a perpetual-life vehicle and, as such, it is likely for our operating results to be negatively affected by certain of these charges in the future, specifically acquisition-related expenses, as it is currently contemplated as part of our business plan to acquire additional investment properties which would result in additional acquisition-related expenses. Any change in our operational structure would cause the non-GAAP measure to be re-evaluated as to the relevance of any adjustments included in the non-GAAP measure. As a result, we caution investors against using FFO or Company-Defined FFO to determine a price to earnings ratio or yield relative to our NAV.

Further, FFO or Company-Defined FFO is not comparable to the performance measure established by the Investment Program Association (the “IPA”), referred to as “modified funds from operations,” or “MFFO,” as MFFO makes further adjustments including certain mark-to-market items and adjustments for the effects of straight-line rent. As such, FFO and Company-Defined FFO may not be comparable to the MFFO of non-listed REITs that disclose MFFO in accordance with the IPA standard. More specifically, Company-Defined FFO has limited comparability to the MFFO and other adjusted FFO metrics of those REITs that do not intend to operate as perpetual-life vehicles as such REITs have a defined acquisition stage. Because we do not have a defined acquisition stage, we may continue to acquire real estate and real estate-related investments for an indefinite period of time. Therefore, Company-Defined FFO may not reflect our future operating performance in the same manner that the MFFO or other adjusted FFO metrics of a REIT with a defined acquisition stage may reflect its operating performance after the REIT had completed its acquisition stage. Neither the Securities and Exchange Commission nor any other regulatory body, nor NAREIT, has adopted a set of standardized adjustments that includes the adjustments that we use to calculate Company-Defined FFO. In the future, the Securities and Exchange Commission or another regulatory body, or NAREIT, may decide to standardize the allowable adjustments across the non-listed REIT industry at which point we may adjust our calculation and characterization of Company-Defined FFO.

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DEFINITIONS (continued)
Gross Investment Amount
The allocated gross basis of real property and debt related investments, after certain adjustments. Gross Investment Amount for real property (i) includes the effect of intangible lease liabilities, (ii) excludes accumulated depreciation and amortization, and (iii) includes the impact of impairments. Amounts reported for debt related investments represent our net accounting basis of the debt investments, which includes (i) unpaid principal balances, (ii) unamortized discounts, premiums, and deferred charges, and (iii) allowances for loan loss.

Net Operating Income (“NOI”) and NOI - Cash Basis

We also use NOI as a supplemental financial performance measure because NOI reflects the specific operating performance of our real properties and debt related investments and excludes certain items that are not considered to be controllable in connection with the management of each property, such as other-than-temporary impairment, gains and losses related to provisions for losses on debt related investments, gains or losses on derivatives, acquisition-related expenses, losses on extinguishment of debt and financing commitments, interest income, depreciation and amortization, general and administrative expenses, advisory fees, interest expense and noncontrolling interests. However, NOI should not be viewed as an alternative measure of our financial performance as a whole, since it does exclude such items that could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, we believe net income, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance. “NOI - Cash Basis” is NOI after eliminating the effects of straight-lining of rent and the impact of above- and below-market lease amortization and other non-cash amortization adjustments to rental revenue.

Non-Recurring Capital Expenditures

We classify capital expenditures that significantly increase a property’s ability to generate additional revenues relative to our initial underwriting as non-recurring capital expenditures. Examples of such capital expenditures may include property expansions, renovations or other significant strategic upgrades. Conversely, we classify capital expenditures incurred to maintain a property’s ability to generate expected revenues as “recurring.” In addition, we also classify the following capital expenditures as non-recurring:

•
First Generation Leasing Costs: We classify capital expenditures incurred to lease spaces for which we have either (i) never had a tenant or (ii) we expected a vacancy of the leasable space within two years of acquisition as non-recurring capital expenditures.

•
Value-Add Acquisitions: We define a Value-Add Acquisition as a property that we acquire with one or more of the following characteristics: (i) existing vacancy equal to or in excess of 20%, (ii) short-term lease roll-over, typically during the first two years of ownership, that results in vacancy in excess of 20% when combined with the existing vacancy at the time of acquisition or (iii) significant capital improvement requirements in excess of 20% of the purchase price within the first two years of ownership. We classify any capital expenditures in Value-Add Acquisitions as non-recurring until the property reaches the earlier of (i) stabilization, which we define as 90% leased or (ii) five years after the date we acquire the property.

•
Other Acquisitions: For property acquisitions that do not meet the criteria to qualify as Value-Add Acquisitions, we classify all anticipated capital expenditures within the first year of ownership as non-recurring.

Same Store Properties

In our analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were in-service and owned by us throughout each period presented. We refer to properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us through the end of the latest period presented as “Same Store Properties.” “Same Store Properties” therefore exclude properties placed in-service, acquired, repositioned, or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired or treated as “in-service” for that property to be included in “Same Store Properties.” For the purposes of this supplement, our “Same Store Properties” include properties classified as held for sale in our annual financial statements at the end of the most recently completed period.

Valuation Procedures

We refer to our Valuation Procedures filed as Exhibit 99.1 to our 2016 Annual Report on Form 10-K as our “Valuation Procedures.”

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